SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2001

BANKATLANTIC BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	34-027228	65-0507804

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida	33304

(Address of Principal Executive Offices)	(Zip Code)

(954) 760-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 13, 2001, BankAtlantic Bancorp, Inc., a Florida corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and Lehman Brothers Inc., as representative for the underwriters named therein, in connection with the Company’s public offering of up to 6,000,000 (6,900,000 including over-allotment, if any) shares of its Class A Common Stock, par value $0.01 per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K, and the opinion of counsel to the Company as to the validity of the Class A Common Stock to be issued is included as Exhibit 5.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement, dated December 13, 2001, between the Company and Lehman Brothers Inc., as representative for the underwriters named therein.

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as to the validity of the shares of Class A Common Stock offered by the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC

By:/s/ James A. White James A. White, Executive Vice President and Chief Financial Officer

Dated: December 18, 2001

EXHIBIT INDEX

     The following exhibits are filed herewith as noted below.

Exhibit
No.	Description

1.1	Underwriting Agreement, dated December 13, 2001, between the Company and Lehman Brothers Inc., as representative for the underwriters named therein.

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as to the validity of the shares of Class A Common Stock offered by the Company.